Exhibit (d)(60)

Schedule A

Pursuant to paragraph 3 of this Agreement, each class will pay a management fee at the annual rate set forth in the table below of the average daily net assets of the class (computed in the manner set forth in the Trust’s Trust Instrument) throughout the month. “Years to Target Retirement Date” will be determined on the first day of the Fund’s then-current fiscal year and the corresponding annual rate will apply through the last day of that fiscal year.

Years to Target Retirement Date	Retail Class Annualized Rate (bp)	Class K Annualized Rate (bp)	Class K6 Annualized Rate (bp)
46	74.6	64.3	64.3
45	74.6	64.3	64.3
44	74.6	64.3	64.3
43	74.6	64.3	64.3
42	74.6	64.3	64.3
41	74.6	64.3	64.3
40	74.6	64.3	64.3
39	74.6	64.3	64.3
38	74.6	64.3	64.3
37	74.6	64.3	64.3
36	74.6	64.3	64.3
35	74.6	64.3	64.3
34	74.6	64.3	64.3
33	74.6	64.3	64.3
32	74.6	64.3	64.3
31	74.6	64.3	64.3
30	74.6	64.3	64.3
29	74.6	64.3	64.3
28	74.6	64.3	64.3
27	74.6	64.3	64.3
26	74.6	64.3	64.3
25	74.6	64.3	64.3
24	74.6	64.3	64.3
23	74.6	64.3	64.3
22	74.6	64.3	64.3
21	74.6	64.3	64.3
20	74.6	64.3	64.3
19	74.6	64.3	64.3
18	74.6	64.3	64.3
17	73.7	63.6	63.6
16	72.9	62.9	62.9
15	72.0	62.2	62.2
14	71.2	61.5	61.5
13	70.3	60.8	60.8
12	69.5	60.1	60.1
11	68.6	59.4	59.4
10	67.8	58.7	58.7
9	66.9	58.0	58.0
8	66.1	57.3	57.3
7	65.2	56.6	56.6
6	64.4	55.9	55.9
5	63.5	55.2	55.2
4	62.7	54.5	54.5
3	61.8	53.8	53.8
2	61.0	53.1	53.1
1	60.1	52.4	52.4
0	59.3	51.7	51.7
(1)	58.4	51.0	51.0
(2)	57.6	50.3	50.3
(3)	56.7	49.6	49.6
(4)	55.9	48.9	48.9
(5)	55.0	48.2	48.2
(6)	54.2	47.5	47.5
(7)	53.3	46.8	46.8
(8)	52.5	46.1	46.1
(9)	51.6	45.4	45.4
(10)	50.8	44.8	44.8
(11)	49.9	44.1	44.1
(12)	49.1	43.5	43.5
(13)	48.2	42.8	42.8
(14)	47.4	42.2	42.2
(15)	46.5	41.5	41.5
Thereafter (including investments in Fidelity Freedom Income Fund)	46.5	41.5	41.5
Effective Date	March 7, 2024	March 7, 2024	March 7, 2024

FIDELITY ABERDEEN STREET TRUST on behalf of Fidelity Freedom 2070 Fund

By	/s/ Laura M. Del Prato Laura M. Del Prato President and Treasurer

FIDELITY MANAGEMENT & RESEARCH COMPANY LLC

By	/s/ Christopher J. Rimmer Christopher J. Rimmer Treasurer